Exhibit 10.16

COMPUTER ASSOCIATES INTERNATIONAL, INC.

2002 INCENTIVE PLAN

Effective April 1, 2002

(Amended and Restated Effective as of March 31, 2004)

COMPUTER ASSOCIATES INTERNATIONAL, INC.
2002 INCENTIVE PLAN

(Amended and Restated Effective as of March 31, 2004)

ARTICLE I

ESTABLISHMENT AND PURPOSE

     1.1 Purpose. The purpose of this Computer Associates International, Inc. 2002 Incentive Plan (the “Plan”) is to enable Computer Associates International, Inc. (the “Company”) to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (i) providing incentives and rewards to certain Employees and Consultants who are in a position to contribute materially to the success and long-term objectives of the Company, (ii) aiding in the recruitment and retention of Employees of outstanding ability and (iii) providing Employees and Consultants an opportunity to acquire or expand equity interests in the Company, thus aligning the interests of such Employees and Consultants with those of the Company’s shareholders. Towards these objectives, the Plan provides for the grant of Annual Performance Bonuses, Stock Options, Restricted Stock and Other Equity-Based Awards.

     1.2 Effective Date; Shareholder Approval. The Plan is effective as of April 1, 2002, subject to the approval by a vote at the Company’s 2002 Annual Meeting of Stockholders, or any adjournment of such meeting, of the holders of at least a majority of the Shares of the Company, present in person or by proxy and entitled to vote at such meeting. Any Awards granted under the Plan prior to the approval of the Plan by the Company’s shareholders, as provided herein, shall be contingent on such approval; if such approval is not obtained, the Plan shall have no effect, and any Awards granted under the Plan shall be rescinded. The Plan was subsequently amended and restated effective as of March 31, 2004.

ARTICLE II

DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless another definition is clearly indicated by particular usage and context:

     2.1 “Annual Performance Bonus” means an Award described in Section 4.4 of the Plan.

     2.2 “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations (if any) as the Committee may establish and as set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

     (a) “Annual Performance Bonuses” awarded pursuant to Section 4.4;

     (b) “Long-Term Performance Bonuses” awarded pursuant to Section 4.5;

     (c) “Restricted Stock” awarded pursuant to Section 4.6;

     (d) “Stock Options” awarded pursuant to Section 4.7; and

     (e) “Other Equity-Based Awards” awarded pursuant to Section 4.8.

     2.3 “Award Certificate” means the document issued, either in writing or by electronic means, by the Company to a Participant evidencing the grant of an Award.

     2.4 “Board” means the Board of Directors of the Company.

     2.5 “Change in Control” means the happening of any of the following events:

     (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

     (b) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, for purposes of this Section

2.5, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as the result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2.6 “Code” means the Internal Revenue Code of 1986, as amended.

     2.7 “Committee” means the Compensation and Human Resource Committee of the Board formed to act on performance-based compensation for Key Employees, or any successor committee or subcommittee of the Board which is comprised solely of two or more outside directors (within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations).

     2.8 “Common Stock” means the Common Stock, $.10 par value per share, of the Company.

     2.9 “Company” means Computer Associates International, Inc.

     2.10 “Consultant” means any consultant or adviser if:

     (a) the consultant or advisor renders bona fide services to the Company;

     (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

     (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

     2.11 “Disabled” or “Disability” means permanently and totally disabled within the meaning of Section 22(e) of the Code.

     2.12 “Employee” means any individual who performs services as a common law employee for the Company or a Related Company. “Employee” shall not include any seasonal or temporary employees.

     2.13 “Exercise Price” means the price per Share, as fixed by the Committee, at which Shares may be purchased under a Stock Option. In no event shall the Exercise Price with respect to any Share subject to a Stock Option be set at a price that is less than the Fair Market Value of a Share as of the date of grant.

     2.14 “Fair Market Value” of a Share means either (a) the closing sales price of a Share as reported on the New York Stock Exchange on the applicable date, (b) if no sales of Shares are reported for such date, for the next preceding day for which such sales were reported, or (c) the fair market value of a Share determined in accordance with any other reasonable method approved by the Committee in its discretion.

     2.15 “Fair Market Value Stock Option” means a Stock Option the Exercise Price of which is set by the Committee at a price per Share equal to the Fair Market Value of a Share on the date of grant.

     2.16 “GAAP” means generally accepted accounting principles.

     2.17 “Incentive Stock Option” means a Stock Option granted under Section 4.7 of the Plan that meets the requirements of Section 422 of the Code and any regulations or rules promulgated thereunder and is designated in the Award Certificate to be an Incentive Stock Option.

     2.18 “Key Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

     2.19 “Long-Term Performance Bonus” means an Award described in Section 4.5 of the Plan.

     2.20 “Nonqualified Stock Option” means any Stock Option granted under Section 4.7 of the Plan that is not an Incentive Stock Option.

     2.21 “Participant” means an Employee or Consultant who has been granted an Award under the Plan.

     2.22 “Performance Cycle” means a period measured by the Company’s fiscal year or years over which the level of attainment of performance of one or more Performance Measures shall be determined; provided, however, that the Committee, in its discretion, may determine to use a period that is less than a full fiscal year.

     2.23 “Performance Measure” means, with respect to any Award awarded in connection with a Performance Cycle, the business criteria selected by the Committee to measure the level of performance of the Company during such Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any one or combination of the following Company measures, as interpreted by the Committee, which (to the extent applicable) shall be determined on a GAAP basis, either pre-tax or after-tax:

     (a) Net Operating Profit After Taxes;

     (b) Net Operating Profit After Taxes, Per Share;

     (c) Return On Invested Capital;

     (d) Total Shareholder Return

     (e) Relative Total Shareholder Return (as compared against a peer group of the Company, which, unless otherwise specified by the Committee, shall be the companies comprising the Standard & Poor’s Systems Software Index, excluding the Company);

     (f) Earnings Per Share;

     (g) Net Income;

     (h) Cash Flow;

     (i) Cash Flow Per Share;

     (j) Revenue (or any component thereof);

     (k) Revenue Growth;

     (l) Share Performance; and/or

     (m) Relative Share Performance.

     2.24 “Plan” means the Computer Associates International, Inc. 2002 Incentive Plan (Amended and Restated Effective as of March 31, 2004), as set forth in this document and as may be further amended from time to time.

     2.25 “Premium-Priced Stock Option” means a Stock Option the Exercise Price of which is set by the Committee at a price per Share that exceeds the Fair Market Value of a Share on the date of grant. Unless otherwise determined by the Committee and set forth in the applicable Award Certificate, the Exercise Price of a Premium-Priced Stock Option shall be based upon the average Fair Market Value of a Share over the ten trading day period ending on the date of grant.

     2.26 “Prior Plans” means the Computer Associates International, Inc. 2001 Stock Option Plan; the Computer Associates International, Inc. Year 2000 Employee Stock Purchase Plan; and the Computer Associates International, Inc. 1994 Annual Incentive Compensation Plan.

     2.27 “Qualified Performance Award” means an Annual Performance Bonus, Long-Term Performance Bonus, Restricted Stock Award or Other Equity-Based Award that is intended by the Committee to meet the requirements for “qualified performance-based compensation” within the meaning of Code section 162(m) and Treasury Regulation section 1.162-27(e).

     2.28 “Qualified Performance Award Determination Period” means the period within which Committee determinations regarding Performance Measures, targets and payout formulas in connection with Qualified Performance Awards must be made. The Qualified Performance Award Determination Period is the period beginning on the first day of a Performance Cycle and ending no later than ninety (90) days after commencement of the Performance Cycle; provided, however, that in the case of a Performance Cycle that is less than 12 months in duration, the Qualified Performance Award Determination Period shall end no later than the date on which 25% of the Performance Cycle has elapsed.

     2.29 “Related Company” means a consolidated subsidiary of the Company for purposes of reporting in the Company’s consolidated financial statements.

     2.30 “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

     2.31 “Restricted Stock” means Shares issued under a Long-Term Performance Bonus under Section 4.5 or under a Restricted Stock Award pursuant to Section 4.6, which are subject to such restrictions as the Committee, in its discretion, shall impose.

     2.32 “Retirement” means retirement (i) at or after age 55 with ten years of service or (ii) at or after age 65.

     2.33 “Rights Agreement” means the Rights Agreement dated June 18, 1991, as amended from time to time, between the Company and Mellon Investor Services LLC (as successor rights agent to Manufacturers Hanover Trust Company).

     2.34 “Shares” means shares of Common Stock.

     2.35 “Stock Option” means a right granted under Section 4.7 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan shall be in the form of either Incentive Stock Options or Nonqualified Stock Options.

     2.36 “Termination of Consultancy” means the date of cessation of a Consultant’s service relationship with the Company for any reason, with or without cause, as determined by the Company.

     2.37 “Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company and any Related Company for any reason, with or without cause, as determined by the Company; provided, however, that, subject to the requirements of applicable law, an Employee’s employment relationship for purposes of the Plan may be treated as continuing intact while the Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment with the Government). Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, an Employee’s employment relationship shall be treated as continuing intact if the period of such leave does not exceed ninety (90) days, or if longer, so long as the Employee’s right to reemployment with the Company or a Related Company is guaranteed either by statute or by contract.

ARTICLE III

ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee.

     3.2 Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (1) interpret the Plan; (2) prescribe such rules and regulations as it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (3) select Employees and Consultants to receive Awards under the Plan; (4) determine the form of an Award, the number of Shares subject to an Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award including, without limitation, the timing or conditions of exercise or vesting, and the terms of any Award Certificate; (5) determine whether Awards will be granted singly, in combination or in tandem; (6) establish and administer Performance Measures in connection with Awards, including Qualified Performance Awards granted under the Plan; (7) certify the level of performance attainment for Performance Measures in connection with Qualified Performance Awards granted under the Plan; (8) except as provided in Section 4.7(g), waive or amend any terms, conditions, restrictions or limitations of an Award; (9) in accordance with Article V, make such adjustments to the Plan (including but not limited to adjustment of the number of shares available under the Plan or any Award) and/or to any Award granted under the Plan, as may be appropriate; (10) accelerate the vesting, exercise or payment of an Award when such action or actions would be in the best interest of the Company; (11) provide for the deferred payment of Awards in Shares and the extent to which dividend equivalents shall be paid or credited with respect to such Awards; (12) determine whether Nonqualified Stock Options may be transferable to family members, a family trust or a family partnership; (13) establish such subplans as the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (14) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     3.3 Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

     3.4 Delegation of Authority. The Committee, in its discretion, may delegate its authority and duties under the Plan to such other individual, individuals or committee as it may deem advisable, under such conditions and subject to such limitations as the Committee may establish. Notwithstanding the foregoing, only the Committee shall have authority to grant and administer Awards to Key Employees and other Reporting Persons, to establish and certify Performance Measures and to grant Awards to any Employee who is acting as a delegate of the Committee in respect of the Plan.

     3.5 No Liability. No member of the Committee, nor any person acting as a delegate of the Committee in respect of the Plan, shall be liable for any losses incurred by any person resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted thereunder.

ARTICLE IV

AWARDS

     4.1 Eligibility. Except as otherwise provided herein with respect to a specific form of an Award, all Employees and Consultants shall be eligible to receive Awards granted under the Plan.

     4.2 Participation. The Committee, at its sole discretion, shall select from time to time Participants from those persons eligible under Section 4.1 above to receive Awards under the Plan.

     4.3 Form of Awards. Awards granted under the Plan shall be in the form of Annual Performance Bonuses, Long-Term Performance Bonuses, Restricted Stock, Stock Options, and Other Equity-Based Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Certificate. Awards may be granted singly, in combination or in tandem with other Awards. The terms and conditions applicable to Annual Performance Bonuses shall be as set forth in Section 4.4. The terms applicable to Long-Term Performance Bonuses shall be as set forth in Section 4.5. The terms and conditions applicable to Restricted Stock shall be as set forth in Section 4.6. The terms and conditions applicable to Stock Options shall be as set forth in Section 4.7. The terms and conditions applicable to Other Equity-Based Awards shall be as set forth in Section 4.8.

     (a) Qualified Performance Awards. The Committee shall designate whether an Annual Performance Bonus, Long-Term Performance Bonus, Restricted Stock Award or Other Equity-Based Award granted under the Plan is intended to constitute a Qualified Performance Award. Qualified Performance Awards under the Plan may be granted either separately, at the same time as other Awards designated as Qualified Performance Award, or at the same time as Awards that are not designated as Qualified Performance Awards; provided, however, that in no event may the payment of an Award that is not a Qualified Performance Award be contingent upon the failure to attain a specific level of performance on the Performance Measure(s) applicable to a Qualified Performance Award for the same Performance Cycle. In the event the Committee designates an Award as a Qualified Performance Award, any determinations of the Committee pertaining to Performance Measures and other terms and conditions of such Qualified Performance Award (other than a determination under Section 4.4(c)(ii), 4.5(c)(ii) or 4.6(b)(iii) to reduce the amount of an Award) shall be in writing and made within the Qualified Performance Award Determination Period.

     4.4 Annual Performance Bonuses. The Committee may grant Annual Performance Bonuses under the Plan only to such Employees as the Committee may from time to time select, in such amounts and subject to such terms and conditions as the Committee, in its discretion, may determine. An Annual Performance Bonus awarded under the Plan may, at the discretion of the Committee, be designated as a Qualified Performance Award. An Annual Performance Bonus that the Committee designates as a Qualified Performance Award shall be subject to the provisions of paragraphs (a) through (d) below.

     (a) Performance Cycles. Annual Performance Bonuses designated as Qualified Performance Awards shall be awarded in connection with a 12-month Performance Cycle, which shall be the fiscal year of the Company; provided, however, that the Committee may, in its discretion, establish a Performance Cycle of less than 12 months.

     (b) Bonus Participants. Within the Qualified Performance Award Determination Period, the Committee shall determine the Employees who shall be eligible to receive an Annual Performance Bonus designated as a Qualified Performance Award for such Performance Cycle.

     (c) Performance Measures; Targets; Payout Formula.

     (i) For each Annual Performance Bonus designated as a Qualified Performance Award, the Committee shall fix and establish, in writing, within the Qualified Performance Award Determination Period (A) the Performance Measure(s) that shall apply to such Annual Performance Bonus; (B) the target amount of such Annual Performance Bonus that shall be payable to each such Employee; and (C) subject to paragraph (g) below, the payout formula for computing the actual amount of such Annual Performance Bonus that shall become payable with respect to each level of attained performance. Towards this end, such payout formula shall, based on objective criteria, set forth for the applicable Performance Measure(s) the minimum level of performance that must be attained during the Performance Cycle before any such Annual Performance Bonus shall become payable and the percentage (which percentage may not exceed 200%) of the target amount of such Annual Performance Bonus that shall be payable to each such Employee upon attainment of various levels of performance that equal or exceed the minimum required level.

     (ii) Notwithstanding anything in this paragraph (c) to the contrary, the Committee may, on a case by case basis and in its sole discretion, reduce, but not increase, any Annual Performance Bonus designated as a Qualified Performance Award that is payable to any Employee with respect to any given Performance Cycle, provided, however, that no such reduction shall result in an increase in the dollar amount of any such Annual Performance Bonus payable to any Key Employee.

     (d) Payment of Bonuses; Certification. No Annual Performance Bonus designated as a Qualified Performance Award shall be paid to a Key Employee under this Section 4.4 unless and until the Committee certifies in writing the level of attainment of the applicable Performance Measure(s) for the applicable Performance Cycle.

     (e) Other Annual Performance Bonuses. Annual Performance Bonuses that are not Qualified Performance Awards shall be based on a Performance Cycle (which may be less than 12 months) and such Performance Measures and payout formulas (which may be the same as or different than those applicable to Annual Performance Bonuses that are designated as Qualified Performance Awards) as the Committee, in its discretion, may establish for such purposes.

     (f) Form of Payment. Annual Performance Bonuses shall be paid in cash.

     (g) Amount of Bonus. The maximum amount that may be paid as an Annual Performance Bonus to any one Participant during any fiscal year of the Company shall not exceed $10,000,000.

     4.5 Long-Term Performance Bonuses. The Committee may grant Long-Term Performance Bonuses under the Plan only to such Employees as the Committee may from time to time select, in such amounts and subject to such terms and conditions as the Committee, in its discretion, may determine. A Long-Term Performance Bonus awarded under the Plan may, at the discretion of the Committee, be designated as a Qualified Performance Award. A Long-Term Performance Bonus that the Committee designates as a Qualified Performance Award shall be subject to the provisions of paragraphs (a) through (d) below.

     (a) Performance Cycles. Long-Term Performance Bonuses designated as Qualified Performance Awards shall be awarded in connection with a Performance Cycle, which shall be at least one fiscal year of the Company. The Committee shall determine the length of a Performance Cycle within the Qualified Performance Award Determination Period. In the event that the Committee determines that a Performance Cycle shall be a period greater than one fiscal year, a new Long-Term Performance Bonus Award may be granted and designated as a Qualified Performance Award and a new Performance Cycle may commence prior to the completion of the Performance Cycle associated with the prior Long-Term Performance Bonus Award.

     (b) Bonus Participants. Within the Qualified Performance Award Determination Period, the Committee shall determine the Employees who shall be eligible to receive a Long-Term Performance Bonus designated as a Qualified Performance Award for such Performance Cycle.

     (c) Performance Measures; Targets; Payout Formula.

     (i) For each Long-Term Performance Bonus designated as a Qualified Performance Award, the Committee shall fix and establish, in writing, within the Qualified Performance Award Determination Period (A) the Performance Measure(s) that shall apply to such Performance Cycle; (B) the target amount of such Long-Term Performance Bonus that shall be payable to each such Employee; and (C) subject to paragraph (g) below, the payout formula for computing the actual amount of such Long-Term Performance Bonus that shall become payable with respect to each level of attained performance. Towards this end, such payout formula shall, based on objective criteria, set forth for the applicable Performance Measure(s) the minimum level of performance that must be attained during the Performance Cycle before any such Long-Term Performance Bonus shall become payable and the percentage (which percentage may not exceed 200%) of the target amount of such Long-Term Performance Bonus that shall be payable to each such Employee upon attainment of various levels of performance that equal or exceed the minimum required level.

     (ii) Notwithstanding anything in this paragraph (c) to the contrary, the Committee may, on a case by case basis and in its sole discretion, reduce, but not increase, any Long-Term Performance Bonus designated as a Qualified Performance Award that is payable to any Employee with respect to any given Performance Cycle, provided, however, that no such reduction shall result in an increase in the dollar amount of any such Long-Term Performance Bonus payable to any Key Employee.

     (d) Payment of Bonuses; Certification. No Long-Term Performance Bonus designated as a Qualified Performance Award shall be paid to a Key Employee under this Section 4.5 unless and until the Committee certifies in writing the level of attainment of the applicable Performance Measure(s) for the applicable Performance Cycle.

     (e) Other Long-Term Performance Bonuses. Long-Term Performance Bonuses that are not Qualified Performance Awards shall be based on such Performance Cycles, Performance Measures and payout formulas (which may be the same as or different than those applicable to Long Term Performance Bonuses that are designated as Qualified Performance Awards) as the Committee, in its discretion, may establish for such purposes.

     (f) Form of Payment. Long-Term Performance Bonuses may be either paid in cash or the value of the Award may be settled in Shares of Restricted Stock, Fair Market Value Stock Options and/or Premium-Priced Options or any combination of the foregoing in such proportions as the Committee may, in its discretion, determine. To the extent that a Long-Term Performance Bonus is paid in Shares of Restricted Stock, Fair Market Value Stock Options and/or Premium-Priced Stock Options, the number of Shares of Restricted Stock payable and/or the number of Stock Options granted shall be based on the Fair Market Value of a Share on the date of grant, subject to such reasonable Restricted Stock discount factors and/or Stock Option valuation methodology as the Committee may, in its discretion, apply. Any Shares of Restricted Stock granted in connection with a Long-Term Performance Bonus shall be subject to the provisions of Sections 4.6(e) and (f). Any Stock Options granted in payment of a Long-Term Performance Bonus shall be subject to the provisions of Sections 4.7(a), (b), (c), (d) and (f).

     (g) Amount of Bonus. Subject to Section 4.6(f), the maximum amount that may be paid as a Long-Term Performance Bonus in the form of Restricted Stock to any one Participant during any fiscal year of the Company shall not exceed $20,000,000.

     4.6 Restricted Stock. The Committee may grant Restricted Stock under the Plan to such Employees as the Committee may from time to time select, in such amounts and subject to such terms, conditions and restrictions as the Committee, in its discretion, may determine. A Restricted Stock Award may, at the discretion of the Committee, be designated as a Qualified Performance Award. A Restricted Stock Award that the Committee designates as a Qualified Performance Award shall be subject to the provisions of paragraphs (a) through (c) below.

     (a) Performance Cycles. A Restricted Stock Award designated as a Qualified Performance Award shall be awarded in connection with a Performance

Cycle. Unless the Committee determines that some other period shall apply, the Performance Cycle shall be the fiscal year of the Company. In the event that the Committee determines that a Performance Cycle shall be a period greater than a 12-month period, a new Restricted Stock Award may be granted and designated as a Qualified Performance Award and a new Performance Cycle may commence prior to the completion of the Performance Cycle associated with the prior Restricted Stock Award.

     (b) Performance Measures; Targets and Payout Formulas.

     (i) Within the Qualified Performance Award Determination Period, the Committee shall determine the Employees who shall be eligible to receive a Restricted Stock Award designated as a Qualified Performance Award for such Performance Cycle and shall establish, in writing, the Performance Measure(s) that shall apply for such Performance Cycle.

     (ii) For each Restricted Stock Award designated as a Qualified Performance Award, the Committee shall establish, in writing, within the Qualified Performance Award Determination Period (A) a target amount of Restricted Stock that shall be payable to each such Employee and (B) subject to paragraph (f) below, a payout formula for computing the actual amount of Restricted Stock that shall become payable with respect to each level of attained performance. Towards this end, such payout formula shall, based on objective criteria, set forth for the applicable Performance Measure the minimum level of performance that must be attained during the Performance Cycle before any such Restricted Stock shall become payable and the percentage (which percentage may not exceed 200%) of the target amount of Restricted Stock that shall be payable to each such Employee upon attainment of various levels of performance that equal or exceed the minimum required level.

     (iii) The actual amount of Restricted Stock that shall be paid to each such Employee for any given Performance Cycle under a Restricted Stock Award designated as a Qualified Performance Award shall be determined based on such Employee’s target Restricted Stock Award, the actual level of achievement of the Performance Measure(s) and the payout formula determined by the Committee pursuant to this paragraph (b) for such Performance Cycle. Notwithstanding the foregoing, the Committee may, on a case by case basis and in its sole discretion, reduce, but not increase, the actual amount of any Restricted Stock Award designated as a Qualified Performance Award that is payable to any Employee with respect to any given Performance Cycle, provided, however, that no such reduction shall result in an increase in the amount of such Restricted Stock Award payable to any Key Employee.

     (c) Committee Certification. No Shares of Restricted Stock payable under a Restricted Stock Award designated as a Qualified Performance Award shall be paid to a Key Employee under this Section 4.6 unless and until the Committee certifies in writing the level of attainment of the applicable Performance Measure(s) for the applicable Performance Cycle.

     (d) Other Restricted Stock Awards. Restricted Stock Awards that are not Qualified Performance Awards shall be subject to such provisions as the Committee may, in its discretion, determine, and may be granted at any time; provided, however, that to the extent that the Committee determines that a Restricted Stock Award that is not a Qualified Performance Award shall be performance-based, such Restricted Stock Award shall be awarded in connection with a Performance Cycle, applying such Performance Measures and payout formulas (which may be the same as or different than those applicable to Restricted Stock Awards designated as Qualified Performance Awards) as the Committee, in its discretion, may establish for such purposes.

     (e) Payment of Restricted Stock. As soon as practicable after Restricted Stock has become payable, a certificate or certificates for all such Shares of Restricted Stock shall be registered in the name of the Participant and, at the discretion of the Company, be either (i) delivered to the Participant or (ii) held for the Participant by the Company. The Participant shall thereupon have all the rights of a stockholder with respect to such Shares, including the right to vote and receive dividends or other distributions made or paid with respect to such Shares, except that such Shares shall be subject to the vesting and forfeiture provisions of paragraph (e)(i) below. The Committee may, in its discretion, impose such restrictions on Restricted Stock as it deems appropriate. Except as the Committee may otherwise determine, and subject to the Committee’s authority under Section 3.2, such Shares shall be subject to the following vesting provisions:

     (i) Vesting and Forfeiture. Shares of Restricted Stock that have not yet vested shall be forfeited by a Participant upon the Participant’s Termination of Employment for any reason other than death or Disability. Shares of Restricted Stock shall vest in equal annual installments over a three–year period after the end of the applicable Performance Cycle (or date of grant, in the case of Awards that are not Qualified Performance Awards).

     (ii) Acceleration of Vesting. Notwithstanding the foregoing, all Shares of Restricted Stock shall immediately vest upon a Change in Control or upon the death or Disability of the Participant.

     (iii) Legend. In order to enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend or legends setting forth a specific reference to such restrictions to be placed on all certificates for Shares of Restricted Stock. As restrictions are released, a new certificate, without the legend, for the number of Shares with respect to which restrictions have been released shall be issued and delivered to the Participant as soon as possible thereafter.

     (f) Amount of Restricted Stock. The maximum aggregate number of Shares of Restricted Stock that may be issued to any one Participant under Section 4.5 and this Section 4.6 during any fiscal year of the Company shall not exceed 1,000,000 Shares, subject to adjustment as provided in Section 5.3.

     4.7 Stock Options. Stock Options granted under the Plan may, at the discretion of the Committee, be in the form of either Nonqualified Stock Options, Incentive Stock Options or a combination of the two, subject to the restrictions set forth in paragraph (e) below. Where both an a Nonqualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award. The Committee shall designate the form of the Stock Option at the time of grant and such form shall be specified in the Award Certificate. Stock Options shall be subject to the following terms and conditions:

     (a) Amount of Shares. The Committee may grant Stock Options to a Participant in such amounts as the Committee may determine, subject to the limitations set forth in Section 5.1 of the Plan. The number of Shares subject to a Stock Option shall be set forth in the applicable Award Certificate.

     (b) Exercise Price. Stock Options granted under the Plan shall be Fair Market Value Stock Options; except, however, that Awards of Stock Options granted to Key Employees (and such other Employees or Consultants as the Committee may from time to time select for this purpose) shall consist of such proportion of Fair Market Value Stock Options to Premium-Priced Stock Options as the Committee, in its discretion, shall determine. The Exercise Price of a Stock Option, as determined by the Committee pursuant to this Section 4.7(b), shall be set forth in the applicable Award Certificate.

     (c) Option Term. Notwithstanding any provision in the Plan to the contrary, all Stock Options granted under the Plan shall lapse no later than the tenth anniversary of the date of grant.

     (d) Timing of Exercise. Except as the Committee may otherwise determine, and subject to the Committee’s authority under Section 3.2 to accelerate the vesting of an Award and to waive or amend any terms, conditions, limitations or restrictions of an Award, each Stock Option granted under the Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

     (i) One third of the Shares subject to a Stock Option shall first become exercisable on the one-year anniversary of the date of grant, one-third shall first become exercisable on the two-year anniversary of the date of grant and the remainder shall first become exercisable on the three-year anniversary of the date of grant;

     (ii) All Stock Options subject to the Award shall become immediately exercisable upon a Change in Control;

     (iii) All Stock Options granted to a Participant shall become immediately exercisable upon the death or Disability of the Participant and must be exercised, if at all, within one year after such Participant’s death or Disability, but in no event after the date such Stock Options would otherwise lapse. Stock Options of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise such Stock Options by the Participant’s will or by operation of law. In the event a Stock Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Stock Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Stock Option has been transferred by the Participant’s will or by the applicable laws of descent and distribution;

     (iv) Upon an Employee’s Retirement, all Stock Options that have not become exercisable as of the date of Retirement shall be forfeited and to the extent that Stock Options have become exercisable as of such date, such Stock Options must be exercised, if at all, within one year after Retirement; and

     (v) Except as otherwise provided in Section 7.3, upon an Employee’s Termination of Employment, or a Consultant’s Termination of Consultancy, for any reason other than death, Disability or Retirement, all Stock Options that have not become exercisable as of the date of termination shall be forfeited and to the extent that Stock Options have become exercisable as of such date, such Stock Options must be exercised, if at all, within 30 days after such Termination of Employment or Termination of Consultancy.

     (e) Payment of Exercise Price. The Exercise Price shall be paid in full when the Stock Option is exercised and stock certificates shall be registered and delivered only upon receipt of such payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. In addition, at the discretion of the Committee, payment of all or a portion of the Exercise Price may be made by

     (i) Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of the Shares to be acquired upon exercise having a

Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

     (ii) Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

     (iii) any combination of the foregoing.

     (f) Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations and restrictions:

     (i) Eligibility. Incentive Stock Options may only be granted to Employees of the Company or a Related Company that is a subsidiary or parent corporation, within the meaning of Code Section 424, of the Company. In no event may an Incentive Stock Option be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or such Related Company or to a Consultant.

     (ii) Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the date the Plan is adopted by the Board or, if earlier, the date the Plan is approved by the Company’s shareholders.

     (iii) Amount of Award. The aggregate Fair Market Value on the date of grant of the Shares with respect to which such Incentive Stock Options first become exercisable during any calendar year under the terms of the Plan for any Participant may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all Plan’s maintained by the Company and a Related Company shall be aggregated. To the extent any Incentive Stock Option first becomes exercisable in a calendar year and such limit would be exceeded, such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

     (iv) Timing of Exercise. In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than 30 days after the Participant’s Termination of Employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled), such Incentive Stock Option shall thereafter be treated as a Nonqualified Stock Option for all purposes.

     (v) Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

     (g) No Repricing. Except as otherwise provided in Section 5.3, in no event shall the Committee decrease the Exercise Price of a Stock Option after the date of grant or cancel outstanding Stock Options and grant replacement Stock Options with a lower exercise price without first obtaining the approval of the holders of a majority of the Shares present in person or by proxy at a meeting of the Company’s shareholders and entitled to vote at such meeting.

     4.8 Other Equity-Based Awards. The Committee may, from time to time, grant Awards (other than Performance Bonuses, Restricted Stock or Stock Options) under this Section 4.8 that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares to any Employee or Consultant. These Awards may include, among other things Shares, restricted stock options, stock appreciation rights, phantom or hypothetical Shares and Share units. The Committee shall determine, in its discretion, the terms, conditions, restrictions and limitations, if any, that shall apply to Awards granted pursuant to this Section 4.8, including whether dividend equivalents shall be credited or paid with respect to any Award, which terms, conditions, restrictions and/or limitations shall be set forth in the applicable Award Certificate.

     Other Equity Based Awards under the Plan may, in the discretion of the Committee, be designated as Qualified Performance Awards. In the event the Committee designates an Other Equity-Based Award as a Qualified Performance Award, the Committee shall condition the grant of such Other Equity-Based Award on the attainment during a Performance Cycle of specified levels of performance of one or more Performance Measures. The Performance Cycle, Performance Measure(s) and payout schedules applicable to Other Equity-Based Awards that are designated as Qualified Performance Awards shall be determined by the Committee at such time and in the manner as set out in paragraphs (a) and (b) of Section 4.6. In such case, no Other Equity-Based Award designated as a Qualified Performance Award shall be paid to a Key Employee under this Section 4.8 unless and until the Committee certifies in writing the level of attainment of the applicable Performance Measure(s) for the applicable Performance Cycle.

     4.9 Code Section 162(m). It is the intent of the Company that Qualified Performance Awards granted to Key Employees under the Plan satisfy the applicable requirements of Code Section 162(m) and the regulations thereunder so that the Company’s tax deduction for Qualified Performance Awards is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan pertaining to Qualified Performance Awards, or any Award to a Key Employee under the Plan that the Committee designates as a Qualified Performance Award, would otherwise frustrate or conflict with such intent, that provision or Award shall be interpreted and deemed amended so as to avoid such conflict.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

     5.1 Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. Subject to adjustment in accordance with Section 5.3, the total number of Shares with respect to which Awards may be issued under the Plan may equal but shall not exceed in the aggregate 45,000,000 Shares; provided, however, that from the aggregate limit

     (a) no more than 5,000,000 Shares may be issued in connection with Long-Term Performance Bonuses, Restricted Stock Awards and Other Equity-Based Awards and no more than 20,000,000 Shares may be issued under Incentive Stock Options during the term of the Plan; and

     (b) no more than 2,000,000 Shares in the form of Stock Options and 1,000,000 Shares in the form of Restricted Stock (including Shares issued in connection with Long-Term Performance Bonuses under Section 4.5(e) and Restricted Stock Awards under Section 4.6) and Other Equity-Based Awards may be issued to any one Participant during any fiscal year of the Company, and the maximum aggregate number of Shares with respect to which Awards may be granted to any one Participant during any such fiscal year of the Company may not exceed 3,000,000 Shares.

     Notwithstanding the foregoing, any Shares that have been approved by Company shareholders for issuance under 2001 Stock Option Plan (the “2001 Plan”), but which have not been awarded under such 2001 Plan (or have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of Shares or otherwise) and which are no longer available for issuance under such 2001 Plan for any reason (including without limitation, the termination of such 2001 Plan) shall be available for issuance under this Plan in addition to the 45,000,000 Shares reserved hereunder.

     5.2 Counting Rules. For purposes of determining the number of Shares remaining available under the Plan (including Shares originally approved under the 2001 Plan, but made available for issuance under this Plan in accordance with Section 5.1), only Awards payable in Shares shall be counted. Any Shares related to Awards, which terminate by expiration, forfeiture, cancellation or otherwise without issuance of Shares, or are settled in cash in lieu of Shares, shall be available again for issuance under the Plan. In the event Shares are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option, or in satisfaction of the withholding obligations thereunder, the Shares so tendered or withheld shall become available for issuance under the Plan. An outstanding stock appreciation right shall not be taken into account in determining the aggregate number of Shares with respect to which Stock Options may thereafter be granted. Shares that remain available for grant under Prior Plans shall not be counted towards the maximum number of shares that may be issued under this Plan as set forth in Section 5.1.

     5.3 Adjustments. In the event of a change in the outstanding Shares by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Agreement, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, if the Committee shall determine, in its sole discretion, that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan, in the number or kind of Shares subject to an outstanding Award, or in the Exercise Price of a Stock Option, stock appreciation right or other Award, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. Notwithstanding the foregoing, no adjustments shall be made with respect to Qualified Performance Awards granted to a Key Employee to the extent such adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

     5.4 Consolidation, Merger or Sale of Assets. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company’s assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; provided, however, that the Committee (or, if applicable, the board of directors of the entity assuming the Company’s obligations under the Plan) shall, in its discretion, have the power to either:

     (a) provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; provided, however, that the Committee (or successor board of directors) may provide, in its discretion, that, for purposes of this subsection, all outstanding Awards are currently exercisable, whether or not vested; or

     (b) cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date (or, if greater, the value per Share of the consideration received by holders of Shares as a result of such merger, consolidation, reorganization or sale) and the Exercise Price.

     5.5 Fractional Shares. No fractional Shares shall be issued under the Plan. In the event that a Participant acquires the right to receive a fractional Share under the Plan, such Participant shall receive, in lieu of such fractional Share, cash equal to the Fair Market Value of the fractional Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

     6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan, decreases the Exercise Price at which Stock Options may be granted or materially modifies the eligibility requirements for participation in the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

     6.2 Termination. The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) the adoption of a resolution of the Board terminating the Plan; or

     (b) the 10-year anniversary of the date of the Company’s 2002 Annual Meeting of Stockholders

     No Awards shall be granted under this Plan after it has been terminated. However, the termination of the Plan shall not alter or impair any of the rights or obligations of any person, without such person’s consent, under any Award theretofore granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

     7.1 Nontransferability of Awards. Except as otherwise provided in this Section 7.1, no Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, other than by will or by the laws of descent or distribution, by the Participant and no other persons shall otherwise acquire any rights therein. Nothing in the preceding sentence, however, shall bar the transfer of an Award (other than an Incentive Stock Option) to a Participant’s spouse pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code or Section 206(d) of the Employee Retirement Income Security Act or 1974, as amended. During the lifetime of a Participant, Stock Options (except for Nonqualified Stock Options that are transferable pursuant to subparagraphs (a) and (b) below) shall be exercisable only by the Participant and shall not be assignable or transferable except as provided above.

     (a) In the case of a Nonqualified Stock Option, except as the Committee may otherwise determine, and subject to the Committee’s authority under Section 3.2 to waive or amend any terms, conditions, limitations or restrictions of an Award, all or any part of such Nonqualified Stock Option may, subject to the prior written consent of the Committee, be transferred to one or more of a following classes of donees: family member, a trust for the benefit of a family member, a limited partnership whose partners are solely family members or any other legal entity set up for the benefit of family members. For purposes of this Section 7.1, a family member means a Participant’s spouse, children, grandchildren, parents, grandparents (natural, step, adopted, or in-laws), siblings, nieces, nephews and grandnieces and grandnephews.

     (b) Except as the Committee may at any time determine, and subject to the Committee’s authority under Section 3.2 to waive or amend any terms, conditions, limitations or restrictions of an Award, any Nonqualified Stock Option transferred by a Participant pursuant to paragraph (a) above may be exercised by the transferee only to the extent such Nonqualified Stock Option would have been exercisable by the Participant had no transfer occurred. Any such transferred Nonqualified Stock Option shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Certificate. The Participant or the Participant’s estate shall remain liable for any withholding tax which may be imposed by any federal, state or local tax authority and the transfer of Shares upon exercise of such Nonqualified Stock Option shall be conditioned on the payment of such withholding tax. The Committee may, in its sole discretion, withhold its consent to all or a part of any transfer of a Nonqualified Stock Option pursuant to this Section 7.1 unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any such withholding tax. The Participant must immediately notify the Committee, in such form and manner as required by the Committee, of any proposed transfer of a Nonqualified Stock Option pursuant to this Section and no such transfer shall be effective until the Committee consents thereto in writing.

     (c) Anything in this Section 7.1 to the contrary notwithstanding, in no event may the Committee permit an Incentive Stock Option to be transferred by any Participant other than by will or the laws of descent and distribution.

     7.2 Withholding of Taxes.

     (a) Stock Options. As a condition to the delivery of any Shares pursuant to the exercise of a Stock Option, the Committee may require that the Participant, at the time of such exercise, pay to the Company by cash or by certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may, however, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.7(e). In addition, the Committee may, in its discretion, permit payment of tax withholding obligations to be made by instructing the Company to withhold Shares that would otherwise be issued on exercise having a Fair Market Value on the date of exercise equal to the applicable portion of the tax withholding obligations being so paid. Notwithstanding the foregoing, in no event may any amount greater than the minimum statutory withholding obligation be satisfied by tendering or withholding Shares.

     (b) Restricted Stock. The Company shall satisfy tax withholding obligations arising in connection with the release of restrictions on Shares of Restricted Stock by withholding Shares that would otherwise be available for delivery upon such release having a Fair Market Value on the date of release equal to the minimum statutory withholding obligation.

     7.3 Special Forfeiture Provision. If the Committee, in its discretion, determines and the applicable Award Certificate so provides, a Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any subsidiary or affiliate, (i) shall forfeit all rights under any outstanding Stock Option and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Stock Option and (ii) shall forfeit and return to the Company all Shares of Restricted Stock which are not then vested or which vested but remain subject to the restrictions imposed by this Section 7.3, as provided in the Award Certificate.

     7.4 Code Section 83(b) Elections. Neither the Company, any Related Company, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code Section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment. Any Participant who makes a Code Section 83(b) election with respect to any such Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

     7.5 No Implied Rights. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Employee for the continuation of his or her employment, or upon any Consultant for the continuation of his or her consultancy, for any Performance Cycle or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when, during a Performance Cycle or other accounting period, such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in the Plan.

     7.6 No Obligation to Exercise Options. The granting of a Stock Option shall impose no obligation upon the Participant to exercise such Stock Option.

     7.7 No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to such Award unless and until such time as certificates for the Shares underlying the Award are registered in such Participant’s name. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

     7.8 Indemnification of Committee. The Company shall indemnify, to the full extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator or intestate, is or was a member of the Committee or a delegate of the Committee so acting.

     7.9 No Required Segregation of Assets. Neither the Company nor any Related Company shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

     7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or the Related Companies. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Related Company except as may be determined by the Board or by the board of directors of the applicable Related Company.

     7.11 Securities Exchange Act Compliance. Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. If any provision or this Plan or of any grant of an Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict.

     7.12 Governing Law; Severability. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of New York and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.